Exhibit 99.5

MICHAEL LI & CO. SOLICITORS 李智聰律師事務所 Date 日期 20 September 2024 Your Ref 來函檔號 Our Ref 本所檔號

Rooms 1901A, 1902 & 1902A, 19/F.

New World Tower I

16-18 Queen’s Road Central

Central, Hong Kong

香港中環皇后大道中十六至十八號

新世界大廈一期十九樓

1901A, 1902 及1902A

室

Tel 電 話：(852) 2110 2990

Fax 傳 真：(852) 2110 9180

E-mail 電郵：info@mli-co.com.hk

Luda Technology Group Limited

Unit H, 13/F., Kaiser Estate Phase II,

47-53 Man Yue Street,

Hunghom, Kowloon,

Hong Kong

Attn.:	The Board of Directors

Dear Sirs,

Re	:	Hong Kong Legal Opinion in relation to Luda Technology Group Limited

We are qualified lawyers of Hong Kong Special Administrative Region of the People’s Republic of China (“Hong Kong”) and as such are qualified to issue this opinion (this “Opinion”) on the laws and regulations of Hong Kong effective as at the date hereof.

We were engaged (the “Engagement”) as Hong Kong counsel to Luda Technology Group Limited (the “Company”), a company incorporated in the Cayman Islands, and its subsidiary incorporated in Hong Kong in connection with (a) the proposed initial public offering (the “Offering”) of 2,500,000 ordinary shares, par value of HK$0.25 per share (the “Ordinary Shares”) of the Company, by the Company as set forth in the Company’s registration statement on Form F-1, including all amendments or supplements thereto (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission under the U.S. Securities Act of 1933, as amended, in relation to the Offering; and (b) the Company’s proposed listing of the Ordinary Shares on The New York Stock Exchange.

A. Assumptions

In rendering this Opinion, we have assumed without independent investigation that (the “Assumptions’’):

(i)	all signatures, seals and chops are genuine, each signature on behalf of a party thereto is that of a person duly authorized by such party to execute the same, all documents (the “Documents”) submitted to us in relation to the Engagement as originals are authentic, and all documents submitted to us as certified or photostatic copies conform to the originals;

Partners	Michael C. C. Li 李智聰	Henry W. H. Wong 黃頴恒	Leung Ka Wai 梁嘉偉	Daniel H. Chan 陳 恒	Cassidy K. M. Wan 溫嘉敏	Alvin M. L. Chang 張文亮
	Karen K. L. Lau 劉嘉琳	William P. H. Chan 陳沛恒	Victor L. K. Kwong 鄺麟基
Solicitors	Kung Hei To 龔曦濤	Vivyanne J. Soo 蘇尉恩	Beth K. Y. Lui 呂潔盈	Angela V. Leung 梁詠恩	Chloe H. Y. Ng 伍愷盈	Joanne C. Y. Fung 馮靖宜
	Brittany H. Q. Huang 黃皓晴	Ethan Y. C. Ng 吳以證	Tracy H. L. Cheung 張珩琳	Chris S. Y. Lau 劉思睿	Mandy M. Cheung 張 敏

MICHAEL LI & CO. SOLICITORS

Page 頁數	2

(ii)	each of the parties to the Documents, (a) if a legal person or other entity, is duly organized and is validly existing in good standing under the laws of its jurisdiction of organization and/or incorporation; or (b) if an individual, has full capacity for civil conduct; each of them, has full power and authority to execute, deliver and perform its/her/his obligations under such documents to which it is a party in accordance with the laws of its jurisdiction of organization or incorporation or the laws that it/she/he is subject to;

(iii)	the Documents remain in full force and effect on the date of this Opinion and have not been revoked, amended or supplemented, and no amendments, revisions, supplements, modifications or other changes have been made, and no revocation or termination has occurred, with respect to any of such Documents after they were submitted to us for the purposes of this Opinion;

(iv)	the Documents contain all relevant information which is material for the purposes of this Opinion and there is no other agreement, undertaking, representation or warranty (oral or written) and no other arrangement (whether legally binding or not) between all or any of the parties or any other matter which renders such information inaccurate, incomplete or misleading or which affects the conclusions stated in this Opinion; and

(v)	the laws of jurisdictions other than Hong Kong which may be applicable to the execution, delivery, performance or enforcement of the Documents are complied with.

B. Opinions

Subject to the Assumptions, Qualifications (as defined below) and limitations set forth herein and subject to any matters not disclosed to us, and having regard to such considerations of the laws of Hong Kong in force as at the date of this Opinion as we consider relevant, we are of the Opinion that:

(i)	the statements set forth in the Registration Statement under the captions “Prospectus Summary”, “Risk Factors”, “Regulations” and “Legal Matters” in each case insofar as such statements purport to describe or summarize the Hong Kong laws and legal matters relating the Company’s business activities in Hong Kong with respect to the regulations, are true and accurate in all material respects, and fairly present and summarize in all material respects the Hong Kong legal matters stated therein as at the date hereof; and

(ii)	the statements set forth in the Registration Statement under the caption “Material Tax Considerations – Hong Kong Taxation” and “Enforceability of Civil Liabilities – Hong Kong” are true and accurate in all material respects and that such statements constitute our opinion.

MICHAEL LI & CO. SOLICITORS

Page 頁數	3

C. Qualifications

Our opinion expressed above is subject to the following qualifications (“Qualifications”):

(i)	our Opinion is limited to the laws of Hong Kong of general application on the date hereof. We have made no investigation of, and do not express or imply any views on, the laws of any jurisdiction other than Hong Kong. Accordingly, we express or imply no opinion directly or indirectly on the laws of any jurisdiction other than Hong Kong;

(ii)	the laws of Hong Kong referred to herein are laws and regulations publicly available and currently in force on the date hereof and there is no guarantee that any of such laws and regulations, or the interpretation or enforcement thereof, will not be changed, amended or revoked in the future with or without retrospective effect;

(iii)	our Opinion is subject to the effects of (a) certain legal or statutory principles affecting the enforceability of contractual rights generally under the concepts of public interest, social ethics, national security, good faith, fair dealing, and applicable statutes of limitation; (b) any circumstance in connection with formulation, execution or performance of any legal documents that would be deemed materially mistaken, clearly unconscionable, fraudulent, coercionary or concealing illegal intentions with a lawful form; (c) judicial discretion with respect to the availability of specific performance, injunctive relief, remedies or defenses, or calculation of damages; and (d) the discretion of any competent Hong Kong legislative, administrative or judicial bodies in exercising their authority in Hong Kong;

(iv)	this Opinion is issued based on the laws of Hong Kong that are currently in effect. For matters not explicitly provided under the laws of Hong Kong, the future interpretation, implementation and application of the specific requirements under the laws of Hong Kong are subject to the final discretion of competent Hong Kong legislative, administrative and judicial authorities, and there can be no assurance that the government agencies will not ultimately take a view that is contrary to our Opinion stated above;

(v)	we may rely, as to matters of fact (but not as to legal conclusions), to the extent we deem proper, on certificates and confirmations of responsible officers of the Company and public searches conducted in Hong Kong;

(vi)	this Opinion is intended to be used in the context which is specifically referred to herein. It should be read as a whole and each paragraph of the Opinion should not be read independently; and

(vii)	as used in this Opinion, the expression “to our best knowledge” or similar language with reference to matters of fact refers to the current actual knowledge of the solicitors of this firm who have worked on matters for the Company in connection with the Offering and the transactions contemplated thereunder. We have not undertaken any independent investigation to determine the existence or absence of any fact, and no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of the Company or the rendering of this Opinion.

This Opinion is delivered solely for the purpose of and in connection with the Registration Statement publicly filed with the U.S. Securities and Exchange Commission on the date of this Opinion and may not be used for any other purpose without our prior written consent.

We hereby consent to the use of this Opinion in, and the filing hereof as an exhibit to, the Registration Statement, and to the reference to our name in such Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the regulations promulgated thereunder.

Yours faithfully,

/s/ Michael Li & Co.

Michael Li & Co.